UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2010
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2700 West Sahara Avenue, Las Vegas, Nevada	89102

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 248-4200
(Former name or former address if changed since last
report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-4.2
EX-5.1

Item 1.01 Entry into a Material Definitive Agreement.
     On August 20, 2010, Western Alliance Bancorporation, a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Goldman, Sachs & Co., related to the public offering of $75 million in aggregate principal amount of 10.00% Senior Notes due 2015 (the “Notes”).
     The Notes will be issued pursuant to a Senior Debt Indenture, dated as of August 25, 2010 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of August 25, 2010 (the “Supplemental Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.
     The Notes will bear interest at the rate of 10.00% per year. Interest on the Notes is payable on March 1 and September 1 of each year, beginning on March 1, 2011. The Base Indenture and the Supplemental Indenture limit the ability of the Company to incur certain liens on voting shares of its principal subsidiary banks or consolidate, merge or sell all or substantially all of its assets unless certain conditions are satisfied. The Notes will be unsecured and unsubordinated obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will rank junior to all of the Company’s current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of the Company’s subsidiaries and will be structurally subordinated to all of the existing and future liabilities of the Company’s subsidiaries. The Base Indenture also contains customary event of default provisions.
     The public offering price of the Notes will be 98.50% of the principal amount. The Company expects to receive net proceeds (before expenses) of approximately $72,843,750 and to use such net proceeds for general corporate purposes, including purchasing nonperforming assets from its bank subsidiaries and making capital injections into its bank subsidiaries.
     The Notes will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-158971) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated August 20, 2010, together with the accompanying prospectus, dated May 4, 2009, relating to the offering and sale of the Notes.
     For a complete description of the terms and conditions of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes, please refer to the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, and the form of Note, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Base Indenture, Supplemental Indenture and the Notes are hereby incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
     A copy of the opinion and consent of DLA Piper LLP (US) as to the validity of the Notes offered pursuant to the Prospectus Supplement dated August 20, 2010 is incorporated by reference into the Registration Statement on Form S-3 (File No. 333-158971) and filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 20, 2010.

4.1	Senior Debt Indenture, dated August 25, 2010, between Western Alliance Bancorporation and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated August 25, 2010, between Western Alliance Bancorporation and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 10.00% Senior Notes due 2015 (included in Exhibit 4.2).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)
Date: August 25, 2010	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 20, 2010.

4.1	Senior Debt Indenture, dated August 25, 2010, between Western Alliance Bancorporation and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated August 25, 2010, between Western Alliance Bancorporation and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 10.00% Senior Notes due 2015 (included in Exhibit 4.2).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).